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                           TRIPLE NET LEASE AGREEMENT


          THIS LEASE AGREEMENT (the "Lease") is entered into this 1st day of January, 2000 by and among K.E.B. Enterprises, L.P., a Utah limited partnership, located at 921 West Center, Orem, Utah 84059 ("Lessor") and SENTO CORPORATION, a Utah corporation, located at 808 East Utah Valley Drive, American Fork, Utah 84003 ("Lessee").

          1. LEASED PREMISES. The Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor those certain premises (the "Leased Premises") known as the Pamida Building, located at 164 Yellow Creek Rd., Evanston, Wyoming. The Leased Premises are comprised of 33,000 square feet of rentable commercial space.

          2. LEASEHOLD IMPROVEMENTS. In preparing the Leased Premises for occupancy by the Lessee, the Lessee shall be responsible for all interior tenant improvement cost and exterior improvement cost. In particular, Tenant shall be responsible for all costs associated with or incurred in connection with installation of wire and cable for data, telephone and power transmission. Tenant shall also be responsible for construction of any upgrades to the HAVC system. All tenant improvements shall be approved in writing by the Lessor, which approval shall not be unreasonably withheld. Lessor has approved in concept Lessee's intention to lower the ceiling, install windows and skylights, and to install new flooring and paint to the Leased Premises; however, Lessor specifically reserves the right to review constructions and plans for such improvements prior to granting or withholding approval.

          3. LEASE TERM. The initial Term of this Lease is sixty six (66) months commencing upon the execution of this Lease ("Commencement Date"). The Term of the Lease, unless renewed pursuant to Section 5 below, or terminated earlier in accordance with the terms hereof, shall expire on the last day of the 66th month hereafter.

                a. DELIVERING POSSESSION. Lessor shall deliver possession and Lessee agrees that if the Lessor for any reason is unable to deliver possession of the Leased Premises to the Lessee on the Commencement Date set forth above, the Lessor shall not be liable for any damage thereby nor shall such inability effect the validity of the Lease or the obligations of the Lessee hereunder, but in such case the Lessee shall not be obligated to pay rent or other monetary sums until possession of the Leased Premises is tendered to the Lessee; provided that if the delay in delivery of possession exceeds fifteen days (15), then Lessee shall have the election to terminate this Agreement without penalty, and Lessor shall return to Lessee any deposits made hereunder. In the event Lessee elects to continue with the Lease Agreement if the delay in delivery exceeds thirty (30) days, then the expiration date of the Term of the Lease shall be extended to 66 months following the date possession is tendered.

                b. CANCELLATION CONTINGENCY. Nothwithstanding the foregoing provisions or anything to the contrary herein, Tenant shall have the absolute right to cancel the lease


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          without penalty or payment prior to the expiration of one hundred eighty (180) days following the Commencement Date if, and only if, the City of Evanston, Wyoming or the State of Wyoming should fail to finalize a low interest loan agreement with Lessee. In the event Lessee exercises its right to cancel the lease hereunder, any and all improvements made by Lessee on the Leased Premises shall remain with the real property of the Leased Premises, without cost or obligation to the Lessor, and shall become the property of the Lessor.

          4. RENEWAL. Upon expiration of the Term hereof, Lessor hereby grants to Lessee and Lessee acknowledges and accepts the automatic renewal of this Lease for an additional two (2) year period under the terms and conditions as herein set forth except that rent during the renewal period shall be adjusted and increased to $4.50 per rentable square foot. This adjustment shall be made on the first day of the first month of each renewal period and shall apply throughout the renewal period. Lessee may give written notice to Lessor no later than ninety (90) days prior to the expiration of the initial Term hereof if Lessee does not want to renew the Lease following the expiration of the initial Term.. In the absence of such written notice, Lessee shall be bound for an additional two year term.

          Upon expiration of the two year renewal term, Lessor hereby grants to Lessee and Lessee acknowledges and accepts the automatic renewal of this Lease for an additional two (2) year period under the terms and conditions of the first two year renewal term, as herein set forth. Lessee may give written notice to Lessor no later than ninety (90) days prior to the expiration of the first two year renewal term if Lessee does not want to renew the Lease following the expiration of the first two year renewal term. In the absence of such written notice, Lessee shall be bound for an additional two year term.

          5.    RENT. Rent shall be computed and paid as follows:

                a. RENT DURING INITIAL TERM. Commencing 180 days after the Commencement Date, and during the balance of the initial Term of the Lease, Lessee shall pay rent to Lessor calculated at the rate of $3.50 per rentable square foot per year. Rent shall be payable in equal monthly installments of Nine Thousand Six Hundred Twenty Five Dollars ($9,625.00) in advance on the first day of each month without deduction, set off or counter claim for each month of the initial term.

                b. RENT DURING EXTENDED TERM(S). During any extended term of this Lease, following the expiration of the initial Term, the Lessee shall pay rent to the Lessor calculated at the rate of $4.50 per rentable square foot per year. Rent shall be payable in equal monthly installments of Twelve Thousand Three Hundred Seventy Five Dollars ($12,375.00) in advance on the first day of each month without deduction, set off or counter claim for each month of any renewal term.

                c. HOLDOVER TERM. In the event Lessee becomes a holdover tenant following the


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          expiration of the initial Term or any renewal term hereunder, the rent shall be Twelve Thousand Three Hundred Seventy Five Dollars ($12,375.00) per month during each month of the holdover period.

                d. DEPOSIT. Upon execution of this Agreement, Lessee shall pay the sum of Five Thousand Dollars ($5,000.00) as a deposit for repair of any damages caused by Lessee during the initial Term or any renewal term hereof. Said damage deposit shall be paid directly to Lessor and held by Lessor during any such term hereof.

                e. PAYMENT. After the damage deposit is paid, rents shall be paid monthly in advance of the first day of the month in accordance with the terms hereof (commencing 180 days following the Commencement
          Date), at a place designated by the Lessor and herein stated. If any rental payment due on the first of any month has not been paid in full on or before the tenth (10th) day of the month, the Lessee shall pay a late fee of ten percent (10%) of the then due rental payment. In the event rent plus the late fee are not paid by the twentieth (20th) day of the month, the rent due plus the late fee will incur interest at eighteen percent (18%) per annum until paid in full.

         6. USE OF LEASED PREMISES. The Lessee agrees to use the Leased Premises for any lawful purposes, consistent with the local zoning ordinances. Lessee shall undertake reasonable efforts to prevent any illegal activities from occurring at or in the Leased Premises.

         7. TRIPLE NET LEASE. This Lease is a triple net Lease. Lessee shall pay all costs associated with or arising in connection with Lessee's occupancy of the Lease, including without limitation, the following costs, charges and assessments:

                a. UTILITIES. Lessee shall pay, when due, all gas, water, sanitary sewer, electricity, telephone and other utilities used and consumed by Lessee with regard to the Leased Premises and shall hold Lessor harmless therefrom.

                b. TAXES AND ASSESSMENTS. Lessee shall pay all real property taxes and assessments on the Leased Premises when due and payable. Lessor shall deliver or provide to Lessee all notices of taxes or assessments pertaining to the Leased Premises. Any personal property taxes assessed on personal property belonging to the Lessee or on any fixtures, improvements, or equipment in the Leased Premises, including upon the Lessee's leasehold interest, shall be the responsibility of the Lessee, who agrees to pay the personal property taxes when due and payable. Lessee shall be entitled to take tax deductions for all such taxes paid by Lessee. Lessor shall not claim any deductions for taxes paid by Lessee hereunder.

          8.    INSURANCE AND INDEMNIFICATION.

                a. LESSEE'S OBLIGATION. Lessee, at Lessee's sole cost and expense, shall obtain


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and maintain in effect throughout the term hereof insurance policies providing the following coverage:

                (1) During the term of this Lease, Lessee shall pay for and maintain all risk property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State of Utah, in such amounts and coverages and with such special endorsements as Lessor shall reasonably determine are necessary from time to time, insuring the Leased Premises,

                (2) All risk property insurance insuring Lessee's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Lessee located on or in the Leased Premises,

                (3) A comprehensive general liability policy naming K.E.B. Enterprises, L.P. and all Mortgagees of the Leased Premises as additional insureds, protecting against any and all claims for injury to persons or property occurring in or about the Leased Premises and protecting against assumed or contractual liability under this Lease with respect to the Leased Premises and the operations in, on or about the Leased Premises with such policy to be in the minimum amount of $1,000,000 single limit coverage,

                (4) Workers' compensation coverage as required by law,

                (5) With respect to alterations, improvements and the like required or permitted to be made by Lessee hereunder, contingent liability and builders' risk insurance in amounts satisfactory to Lessor.

         All insurance policies herein to be procured by Lessee shall:

                (1) Be issued by insurance companies reasonably satisfactory to Lessor and authorized to do business in the State of Wyoming,

                (2) Be written as primary policy coverage and non-contributing with respect to any coverage that Lessor may carry,

                (3) Insure and name Lessor as an additional insured, as their respective interests may appear (except with respect to workers' compensation insurance) and,

                (4) Contain an express waiver of any right of subrogation by the insurance company against Lessor and its agents, employees and representatives.


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                b. MUTUAL INDEMNIFICATION. Lessee and Lessor agree tomutually indemnify and hold one another harmless from any and all claims, losses, liability, damages, or expenses (including reasonable attorney's fees) arising out of the use of the Leased Premises, where such claim or damage is caused by the negligence or misconduct of the Lessee, on the one hand, or Lessor, on the other hand, or any agent, employee, or invitee of such parties, or where such injury or damage is the direct result of the Lessee's violation of any applicable law, ordinance, or regulation of any governmental entity, except for liability directly caused by Lessee, on the one hand, or Lessor, on the other hand.

          9. ALTERATIONS. The Lessee will not make or allow to be made any alterations, additions, or improvements to the Leased Premises without the Lessor's prior written consent, which shall not be unreasonably withheld. The Lessor will have the right to approve the materials used and the manner of making any alteration, addition, or improvement and cause them to be made in a good workmanlike manner, consistent with the quality, style, and design of the Leased Premises, which right of approval shall not be unreasonably withheld. Any alteration, addition, or improvement approved by the Lessor will be made at the Lessee's sole expense, including but not limited to any partitions, counters, shelving, fixtures, fittings, machinery, and equipment.

          The Lessee shall keep the Leased Premises and the Building free from any liens arising out of work performed, materials furnished, or obligations incurred by the Lessee and shall indemnify, hold harmless and defend the Lessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of the Lessee.

         At any time before the expiration or earlier termination of this Lease, the Lessee may remove such of the alterations, additions, or improvements as will not damage the Leased Premises or which can be restored at the Lessee's expense, and may remove any equipment and other personal property of the Lessee.

          10. SIGNS. Lessee shall have the right to place new signage at the Leased Premises at its own expense with the written consent of the Lessor, which consent Lessor will not unreasonably withhold.

          11. MAINTENANCE AND REPAIRS OF LEASED PREMISES. The Lessee shall maintain, at its expense, the exterior and interior of the Leased Premises and the Building containing the Leased Premises in a neat, clean and sanitary condition, and shall, at its expense, keep the exterior and interior in good repair, reasonable wear and tear excepted, including but not limited to, snow removal, trash removal, landscape maintenance and repair, walls, ceilings, paint, wall coverings, carpeting, floor coverings, doors, windows, and door and window moldings. The Lessee shall, at its expense, maintain in good repair the electrical, plumbing, heating, air conditioning and ventilation systems of the Leased Premises and the Building containing the Leased Premises. The Lessee shall be responsible for replacing light bulbs and fluorescent tubes within the Leased Premises and the Lessee, at its expense, shall be responsible for the maintenance and repair of the


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fixtures and other personal property belonging to the Lessee. The Lessee shall be responsible for the maintenance of any and all improvements or alterations made by the Lessee on buildings adjacent to the Building of which the Leased Premises is a part. All repairs and replacements will be at least equal to the original work in style, quality, and class. Lessee's obligation to maintain the premises herein shall not be deemed an obligation for additional rents or direct payments to Lessor.

          12. LESSOR'S RESPONSIBILITIES TO MAINTAIN THE LEASED PREMISES. Lessor, during the term of the Lease, shall be responsible to maintain and repair the roof, foundation and structural integrity of the Leased Premises. Lessor warrants that the heating, plumbing, HVAC, fire sprinkler and electrical system are in good working order on the date of this Lease.

          13. RIGHT OF ENTRY. The Lessor will have the right to enter the Leased Premises at all reasonable times to examine and inspect the Leased Premises.

          14.   ASSIGNMENT AND SUBLETTING.

                a. LESSOR'S CONSENT REQUIRED. The Lessee shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Leased Premises or any part thereof or any right or privilege pertinent thereto to a third party, or suffer any other third party (the agents and employees of the Lessee accepted) to occupy or use the Leased Premises, or any portion thereof, without the prior written consent of the Lessor.

                b. REASONABLE CONSENT. If the Lessee is not in default under the terms of this Lease, the Lessor shall not unreasonably withhold its consent to the subletting of the Leased Premises or any portion thereof or the assignment of this Lease. No consent by Lessor to any assignment or subletting shall relieve the Lessee from any of the provisions, covenants, and conditions of this Lease on the part of the Lessee to be kept and performed. The consent by the Lessor to any assignment or subletting shall not relieve the Lessee from the obligation to obtain the consent of the Lessor to any other subsequent assignment or subletting.

          15. QUIET ENJOYMENT. Upon Lessee paying the rent reserved hereunder and observing and performing all of the covenants, and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet enjoyment of the Leased Premises for the entire Lease Term, subject to all provisions of this Lease.

          16. PARKING. Lessor shall provide 150 parking spaces for use by Lessee and Lessee's business guests and invitees. Lessee, at Lessee's expense, shall maintain and keep clean all parking areas associated with the Leased Premises.

          17.   DEFAULTS AND REMEDIES.

                a. DEFAULT CONDITIONS AND CONSEQUENCES. Lessee shall be in material default of


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          the Lease if one or more of the following events occurs:

                       (1) The Lessee defaults in the payment of any rent
                or other payment of money provided to be paid in this Lease and the default continues for fifteen (15) days after written notice that amounts are due; or

                       (2) The Lessee defaults in the observance or
                performance of any other covenant, term, or condition hereof and the Lessee fails to remedy the default within thirty (30) days after receipt of notice from the Lessor specifying the nature of the default.

                       (3) The Lessee is adjudged bankrupt or becomes
                insolvent or a receiver is appointed for the benefit of Lessee or Lessee makes an assignment for the benefit of creditors.

                       (4)  The Lessee vacates the Leased Premises.

          In the event or occurrence of default, in any such case as specified above, in addition to any other rights or remedies that the Lessor may have, including, but not limited to, the right to terminate this Lease, and the rents due under the Lease for the balance of the initial Term, or any renewal term if the initial Term has expired, shall be immediately accelerated and become due and payable in full. Lessor shall have the right to exclude the Lessee from the Leased Premises, and to re-enter the Leased Premises and to remove the Lessee's property therefrom. Such property may be stored by the Lessor at the expense of the Lessee. No such re-entry will be considered or construed to be a forcible entry.

          18. UNLAWFUL DETAINER AND ATTORNEY FEES. If suit is brought for an unlawful detainer of the Leased Premises, for the recovery of any rent due under the provisions of this Lease, or because of the breach of any other covenant contained herein, the prevailing party will be entitled to an award of its reasonable attorney's fee against the other party, and such attorney's fee shall be deemed to have accrued at the commencement of the action.

          19. NOTICES. Any notice that must, under the terms of this Lease or under any law, ordinance or regulation, be given by the parties will be in writing and will be given by personal delivery or by mailing by certified mail, return receipt requested, addressed as follows:

                1.     One copy to: LESSOR:

                              KEB ENTERPRISES, L.P.
                              921 West Center
                              PO Box 1690
                              Orem, Utah 84059


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                2.     One copy to: LESSEE:

                              SENTO CORPORATION
                              Attention: Stan Cutler
                              808 East Utah Valley Drive
                              American Fork, Utah 84003


          Any party may from time to time designate a change in address by notice in writing to the other party.

          20. BROKER FEES AND SIMILAR PAYMENTS: CONFIRMATION OF AGENCY DISCLOSURE. Lessor shall pay any brokerage fees which are due to any broker or agent with whom Lessor has contracted in connection with the lease of the Leased Premises. Lessee shall pay any brokerage fees which are due to any broker or agent with whom Lessee has contracted in connection with the lease of the Leased Premises. Each party shall bear their own costs in negotiating and documenting this transaction.

          21.   SURRENDER OF PREMISES. HOLDING OVER.

                a. SURRENDER. Upon the termination of this Lease, by expiration or otherwise, the Lessee will surrender the Leased Premises to the Lessor in as good condition and repair as when delivered by the Lessor, reasonable wear and tear excepted.

                b. HOLDING OVER TERMS. Any holding over with the written or oral consent of the Lessor shall constitute a month to month lease under which rent shall be payable at the rate of $4.50 per rentable square foot, payable on or before the first day of each month of the holdover period, and shall otherwise be on the terms and conditions set forth in this Lease. Any hold-over term shall be subject to termination by Lessor immediately upon written notice from Lessor.

          22. SUCCESSORS AND ASSIGNS. The covenants and agreements of this Lease will apply to, be to the benefit of, and be binding upon the parties, their heirs, distributees, administrators, legal representatives, assigns (to the extent that assignment is permitted by the Lessor), and successors in interest, except as otherwise expressly provided herein.

          23.   MISCELLANEOUS.

                a. AUTHORITY. The laws of the State of Utah will govern the validity, performance, and enforcement of this Lease. Any dispute arising under this Lease shall be submitted to binding, compulsory arbitration in accordance with the Utah Arbitration Act, and the commercial arbitration rules of the American Arbitration Association.


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                b. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease will not affect or impair any other provision of this Lease.

                c. ENTIRE AGREEMENT. This Lease, with its exhibits and attachments, sets forth the full agreement between the parties as of the date hereof.

                d. WAIVER. This Lease can be modified or altered only by agreement in writing between the parties. No failure to insist on strict performance or to exercise any right, power, or remedy in one circumstance shall operate as a waiver thereof in any other circumstance.

                e. NO RIGHTS IN THIRD PARTIES. Except as expressly set forth herein, this Lease does not create any rights in third parties.

                f. GOOD FAITH. Each party agrees to carry out its obligations hereunder in good faith.

                g. FORCE MAJEURE. Either party shall be excused for a period of any delay in the performance of any of its obligations hereunder when prevented from doing so by a cause beyond its control, including without limitation, strikes and labor disputes, civil commotion, war, governmental restrictions or control, fire or other casualty, inability to obtain any material (or a reasonable substitute therefore), labor or services, acts of God, or failure or slowness of governmental entities to take action.

                i. TIME. Time is of the essence in this Lease and each any every provision hereof.

                j. FINANCIAL STATEMENT. In the event Lessor has reasonable cause to question the solvency of Lessee, then upon Lessee's written request, Lessee shall furnish Lessor with an accurate financial statement.

          The parties have caused this Lease to be executed as of the day and year first above written.

LESSOR:                                      LESSEE:

K.E.B. ENTERPRISES, L.P.                     SENTO CORPORATION


By                                           By
  --------------------------                     --------------------------
     Kenneth E. Brailsford                             Gary Filler
        General Partner                        Its: Chief Financial Officer


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